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                                                                   EX-99.B(j)(1)


                               POWER OF ATTORNEY
                               -----------------


       Robert C. Brown, whose signature appears below, does hereby constitute and appoint Christopher Bellonzi, Michael J. Hogan, C. David Messman, Dorothy A. Peters, Karla M. Rabusch, Amy Van Der Schouw and William Ying, his true and lawful attorneys-in-fact and agents, each individually, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, each individually, may deem necessary or advisable or which may be required to enable Wells Fargo Variable Trust (the "Trust"), to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission ("SEC") in respect thereof, including in connection with the filing and effectiveness of the Trust's Registration Statement on Form N-1A pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee any and all such amendments filed with the SEC and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

Effective Date:
May 9, 2000


                                    /s/ Robert C. Brown
                                    -------------------
                                    Robert C. Brown